Exhibit 8.1

Subsidiaries of The Registrant

As of June 29, 2012

Wholly-Owned Subsidiaries

1. Sky Network International Limited, a British Virgin Islands company

2. Profit Star Software (HK) Limited, a Hong Kong company

3. Pusida (Beijing) Technologies Co., Ltd., a PRC company

4. Hangzhou Dianneng Technologies Co., Ltd., a PRC company

5. Sky-Mobi Venture Limited, a British Virgin Islands company

6. Hangzhou Tiandian Investment Consulting Co., Ltd., a PRC company

7. Sky Technologies International Limited, a British Virgin Islands company

8. Powerplay Technologies Limited, a Hong Kong company

9. Shanghai Texuan Information Technology Co., Ltd., a PRC company

Special Purpose Entities and their Subsidiaries Consolidated in the Registrant’s Financial Statements

10. Hangzhou Mijia Technologies Co., Ltd., a PRC company

11. Hangzhou Sky Network Technologies Co., Ltd., a PRC company

12. Hangzhou Fanyi Technologies Co., Ltd., a PRC company

13. Hangzhou Feineng Technologies Co., Ltd., a PRC company

14. Sky Global Network Technologies Limited, a Hong Kong company and a wholly-owned subsidiary of Hangzhou Fanyi Technologies Co., Ltd.

15. Hangzhou Sky Investment Co., Ltd., a PRC company

Joint Ventures Consolidated in the Registrant’s Financial Statements

16. JSky Technology Limited, a Cayman Islands company